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                                                                 Exhibit 3.1(a)

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                  OF COHU, INC.

                  We, the undersigned, CHARLES A. SCHWAN, the President, and JOHN H. ALLEN, the Secretary, of COHU, INC., a corporation of the State of Delaware (hereinafter called the "Corporation"), do hereby certify as follows:

                  FIRST: COHU, INC., a corporation of the State of Delaware, was originally incorporated under the name Cohu Electronics, Inc., and its original certificate of incorporation was filed with the Secretary of State on January 2, 1957.

                  SECOND: That at a meeting of the Board of Directors, duly held and convened, the following Restated Certificate of Incorporation of COHU, INC. ("Restated Certificate") was duly adopted by the directors in accordance with Section 245 and 242 of the General Corporation Law of the State of Delaware. Said Restated Certificate only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate. The duly adopted Restated Certificate is as follows:

                  FIRST:   The name of the corporation is COHU, INC.

                  SECOND: The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801, located in New Castle County.

                  THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                    To manufacture, sell and deal in electronic instruments and devices.

                    To manufacture, purchase or otherwise acquire, invest in,
               own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

                    To acquire, and pay for in cash, stock or bonds of this
               corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                    To acquire, hold, use, sell, assign, lease, grant licenses in respect of mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

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                    To acquire by purchase, subscription or otherwise, and to
               receive, hold, own guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                    To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                    To borrow or raise moneys for any of the purposes of the
               corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

                    To loan to any person, firm or corporation any of its
               surplus funds, either with or without security.

                    To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                    To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.


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               In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General
          Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

               The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 41,000,000 shares, of which 1,000,000 shares shall constitute Preferred Stock having a par value of $1.00 per share and 40,000,000 shares shall constitute Common Stock having a par value of $1.00 per share.

               1. Any of the shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences, and the rights in respect to any distribution of assets, of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created subsequent to the issue of any such series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               2. Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of funds legally available for payment of dividends.

               3. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders shall be entitled shall have been deposited in trust with a bank or trust company having its principal office in the Borough of Manhattan, City, County and State of New York, or the City of Los

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          Angeles, State of California, having a capital, undivided profits and surplus aggregating at least $5,000,000 for the benefit of the holders of the Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

               4. The entire voting power and all voting rights, except as otherwise required by law, or fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, shall be vested exclusively in the Common Stock. The amount of either the authorized Preferred Stock or Common Stock, or the amount of both such classes of stock, may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

               FIFTH: The shareholders of this corporation shall have no pre-emptive rights.

               SIXTH: The minimum amount of capital with which the corporation will commence business is ONE THOUSAND DOLLARS ($1,000).

               SEVENTH: The names and places of residence of the incorporators are as follows:

               NAMES                              RESIDENCES
               -----                              ----------
               H. K. Webb                         Wilmington, Delaware
               H. C. Broadt                       Wilmington, Delaware
               A. D. Atwell                       Wilmington, Delaware

               EIGHTH: The corporation is to have perpetual existence.

               NINTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

               TENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                    To make, alter or repeal the by-laws of the corporation.

                    To authorize and cause to be executed mortgages and liens
               upon the real and personal property of the corporation.

                    To set apart out of any of the funds of the corporation
               available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                    By resolution passed by a majority of the whole board, to
               designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of

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               the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

                    When and as authorized by the affirmative vote of the
               holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

               ELEVENTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

               TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               THIRTEENTH: Every shareholder entitled to vote at any election of directors of this company may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit. The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

               FOURTEENTH: The Board of Directors of this Corporation is divided into three classes, Class 1, Class 2 and Class 3. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra Director shall be a member of Class 3, and if the fraction is two-thirds, one of the Directors shall be a member of Class 3 and the other shall be a member of Class 2. Each Director shall serve for a term ending on the date of the third annual meeting following that at which such Director is elected, and Directors of only one class shall be elected at any annual meeting, except as hereinafter provided. The Directors elected at the meeting of stockholders at which the Amendment to the Certificate of Incorporation of this Corporation to include this Article is approved shall determine which of them shall belong to Class 1, which to Class 2, and which to Class 3 by resolution of the

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Board, which resolution when adopted may not be amended or rescinded. Those so determined as belonging to Class 1 shall serve for a term ending on the annual meeting date next following, those so determined as belonging to Class 2 shall serve for a term ending on the second annual meeting date next following, and those so determined as belonging to Class 3 shall serve a full term as hereinabove provided. The foregoing notwithstanding, each Director shall serve until a successor shall have been duly elected and qualified unless he shall resign, become disqualified, die or shall be removed as provided in this Certificate of Incorporation.

               No Director of the Corporation shall be removed from office as a Director by vote or other action of stockholders or otherwise, unless the Director to be removed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or unless the Director to be removed has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

               FIFTEENTH: In the event that it is proposed that this Corporation enter into a "business combination" (as hereinafter defined) with any other corporation and such corporation or its affiliates singly or in the aggregate own or control directly or indirectly five (5%) percent or more of the outstanding shares of the common stock of this Corporation (such corporation and its affiliates being referred to herein as a "related party"), the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of stock of this Corporation shall be required for the approval of such proposal; provided, however, that the foregoing shall not apply to any business combination which was approved by resolution of the Board of Directors of this Corporation prior to the acquisition of the ownership or control of ten (10%) percent of the outstanding shares of this Corporation by such related party, nor shall it apply to any business combination between this Corporation and another Corporation, fifty (50%) percent or more of the voting stock of which is owned by this Corporation, and none of which is owned or controlled by a related party, provided that each stockholder of this Corporation receives the same type of consideration in such transaction in proportion to his stockholding. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the person specified, and "control" means the possession directly or indirectly of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

               For the purposes hereof, the term "business combination" shall mean (a) any merger or consolidation of or with this Corporation, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, of all or any substantial part of the assets of this Corporation or any subsidiary of this Corporation, (c) the acquisition by this Corporation or subsidiary of this Corporation of any securities of a related person, (d) the issuance of any shares of this Corporation or any subsidiary to a related person, or (e) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

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               SIXTEENTH: Action shall be taken by stockholders only at an annual or special meeting of stockholders, and stockholders may not act by written consent.

               SEVENTEENTH: The by-laws of this Corporation may be adopted, altered, amended or repealed at any time by affirmative vote of a majority of the authorized number of Directors of this Corporation, and may also be altered, amended or repealed at any annual meeting, or at any special meeting of stockholders duly called for the purpose, by the affirmative vote of the holders of not less than 80% of the issued and outstanding shares of the stock of this Corporation, in any manner not prohibited by this Certificate of Incorporation or by the Delaware Corporation Law as then in effect.

               EIGHTEENTH: The provisions set forth in Articles Fourteenth, Fifteenth, Sixteenth, and Seventeenth and in this Article Eighteenth may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of stock of this Corporation.

               NINETEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINETEEN shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               IN WITNESS WHEREOF, we, said CHARLES A. SCHWAN and JOHN H. ALLEN, have executed this Amended and Restated Certificate of Incorporation on this 12 day of May, 1999.


                                      /s/ Charles A. Schwan
                                      -----------------------------------------
                                      CHARLES A. SCHWAN, President



                                       /s/ John H. Allen
                                      -----------------------------------------
                                      JOHN H. ALLEN, Secretary


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